Exhibit 99.1

2400 Xenium Lane North, Plymouth, MN 55441 ▪ (763) 551-5000 ▪ www.christopherandbanks.com

FOR:	Christopher & Banks Corporation

COMPANY CONTACT:	Peter G. Michielutti
Executive Vice President,
Chief Operating Officer and
Chief Financial Officer
(763) 551-5000

INVESTOR RELATIONS CONTACT:	Jean Fontana
ICR, Inc.
(646) 277-1214

CHRISTOPHER & BANKS CORPORATION REPORTS RESULTS FOR THE

THIRTEEN WEEK PERIOD ENDED JANUARY 31, 2015

- Provides Outlook for First Quarter and Full Year Fiscal 2015 -

Minneapolis, MN, March 24, 2015 – Christopher & Banks Corporation (NYSE: CBK), a specialty women’s apparel retailer, today reported results for the thirteen week period and fiscal year ended January 31, 2015.

Results for the Thirteen Week Period Ended January 31, 2015

•

Net sales totaled $98.0 million, as compared to $104.9 million for the thirteen weeks ended February 1, 2014.  During the quarter, the Company operated an average of 7.0% fewer stores than during the comparable period last year, reflecting its MPW store conversion program.

•

Gross margin was 29.1% compared to 32.5% in the fourth quarter of fiscal 2013, which includes a 370-basis point negative impact for an error correction related to deferred rent expense, which is described below.

•

Operating loss was $6.0 million for the thirteen week period ended January 31, 2015, which includes a $3.6 million negative impact from the error correction.  This compares to an operating loss of $0.5 million in the fourth quarter of fiscal 2013.

•

Net income totaled $32.2 million, or $0.86 per diluted share, which included a $41.3 million, or $1.10 per diluted share, reversal of our valuation allowance related to deferred income taxes and the impact of the error correction of $2.2 million, or $0.06 per diluted share.  Net loss for the thirteen weeks ended February 1, 2014 totaled $0.3 million, or $0.01 per diluted share.

In connection with the preparation of the consolidated financial statements for the fiscal year ended January 31, 2015, the Company determined that its calculation of deferred rent expense was incorrect.  The Company corrected the error in the fourth quarter of fiscal 2014, which resulted in a cumulative increase to rent expense of approximately $3.6 million.  There was no impact to net cash provided by operating activities.  The Company has concluded that this correction is immaterial to the related consolidated financial statements as a whole.

LuAnn Via, President and Chief Executive Officer, commented, “During the fourth quarter, we managed through challenging traffic trends and an aggressive promotional environment, as well as extensive West Coast port delays.  Despite these challenges, we delivered revenue at the high end of our expectations and a year-over-year improvement in our gross margin rate, excluding the impact of the error correction described above, as we worked diligently to manage the business and execute on our strategic initiatives.  In fiscal 2015, we will continue to reposition our store base to the MPW format and use the insights we gained about our customers to more effectively engage her with our brand, make further enhancements to our merchandise assortment and in-store environment, and intensify our Omni-Channel efforts.  We are confident the multiple growth drivers we have underway will enable us to achieve increased sales and profitability over the long term.”

Results for the Fifty-Two Weeks Ended January 31, 2015

•

Net sales totaled $418.6 million and same-store sales decreased 2.9%, compared to the fifty-two week period ended February 1, 2014; this follows an 8.1% same-store sales increase for the fifty-two week period ended February 1, 2014.

•

Operating income totaled $9.4 million, which includes the negative impact of the error correction of $3.6 million.  Operating income for the fifty-two week period ended February 1, 2014 was $8.9 million.

•

Net income for the fifty-two week period totaled $47.1 million, or $1.24 per diluted share, which included a $41.3 million, or $1.09 per diluted share, reversal of our valuation allowance related to deferred income taxes and the impact of the error correction of $2.2 million, or $0.06 per diluted share.  This compares to net income of $8.7 million, or $0.23 per diluted share, for the fifty-two weeks ended February 1, 2014.

Balance Sheet Highlights and Capital Expenditures

Cash, cash-equivalents and investments totaled $55.3 million as of January 31, 2015.  Inventory per square foot, excluding in-transit and eCommerce inventory, decreased approximately 0.8%, or $0.14 per square foot, as of January 31, 2015, as compared to February 1, 2014.  For the thirteen week period ended January 31, 2015, the Company had no outstanding borrowings under its revolving credit facility and capital expenditures totaled approximately $5.1 million.

Outlook for the 2015 First Quarter and Fiscal Year

The first quarter outlook reflects the impact of the West Coast port delays.  For the first quarter of fiscal 2015, the Company expects:

•	total net sales of between $90 million and $94 million, as compared to net sales of $103.4 million in last year’s first quarter;
•	gross margin to decline by 140 to 160 basis points, with continued improvement in merchandise margins more than offset by deleveraging of occupancy and other cost of goods sold;
•	SG&A to be between approximately $32.5 million and $33.0 million, compared to the $32.2 million of SG&A expense reported in the first quarter last year;
•	inventory for the first quarter is expected to be lower, on average, than last year, but end the quarter approximately 4.0% higher than at the end of last year’s first quarter;
•

to open three new MPW stores and seven new Outlet stores; to convert 15 Christopher & Banks (“CB”) and 10 CJ Banks (“CJ”) stores to 15 Missy, Petite, Women (“MPW”) stores; and convert 70 CB stores to 70 MPW stores by adding CJ product; and

•	to operate, on average, 518 stores, as compared to 551 stores, on average, during last year’s first quarter.

For the 2015 fiscal year, the Company expects:

•	sales to be between $422.0 million and $432.0 million;
•	gross margin to be between 30 and 80 basis points higher than fiscal 2014;
•	SG&A to be between $132.5 and $135.5 million;
•	depreciation and amortization to be between $13.0 and $13.5 million;
•	capital expenditures to be approximately $33.0 million to $35.0 million;
•	a tax rate of approximately 40%;
•	the average store count to be down approximately 3.1% and related average square footage for the year to be up approximately 0.6%, as compared to fiscal 2014; and
•	to end the fiscal year with a total square footage increase of approximately 5.0%, as compared to the end of fiscal 2014.

Conference Call Information

The Company will discuss its fourth quarter results in a conference call scheduled for today, March 24, 2015, at 4:30 p.m. Eastern Time.  The conference call will be simultaneously broadcast live over the Internet at http://www.christopherandbanks.com.  An online archive of the broadcast will be available within approximately one hour of the completion of the call and will be accessible at http://www.christopherandbanks.com until April 24, 2015.  In addition, an audio replay of the call will be available shortly after its conclusion and will be archived until March 31, 2015.  This call may be accessed by dialing 1-877-870-5176 and using the passcode 3790352.

About Christopher & Banks

Christopher & Banks Corporation is a Minneapolis-based specialty retailer of women’s clothing.  As of March 24, 2015, the Company operates 515 stores in 43 states consisting of 165 Christopher & Banks stores, 80 stores in its women’s plus size clothing division CJ Banks, 224 MPW stores and 46 outlet stores.  The Company also operates the www.ChristopherandBanks.com eCommerce website.

Keywords:  Christopher & Banks, CJ Banks, Women’s Clothing, Plus Size Clothing, Petites, Extended Sizes, Outfits.

Forward-Looking Statements

Certain statements in this press release are forward-looking statements, made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  The forward-looking statements may use the words “expect”, “anticipate”, “plan”, “intend”, “project”, “believe” and similar expressions and include the statements:  (i) that in fiscal 2015, the Company will continue to reposition its store base to the MPW format and use the insights it gained about its customers to more effectively engage her with the Company’s brand, make further enhancements to the Company’s merchandise assortment and in-store environment, and intensify its Omni-Channel efforts; (ii) that the Company is confident the multiple growth drivers it has underway will enable it to achieve increased sales and profitability over the long term; that for the first quarter of fiscal 2015, the Company expects (iii) total net sales of between $90 million and $94 million, as compared to net sales of $103.4 million in last year’s first quarter; (iv) gross margin to decline by 140 to 160 basis points, with continued improvement in merchandise margins more than offset by deleveraging of occupancy and other cost of goods sold; (v) SG&A to be between approximately $32.5 million and $33.0 million, compared to the $32.2 million of SG&A expense reported in the first quarter last year; (vi) inventory for the first quarter will, on average, be lower than last year, but to end the quarter approximately 4.0% higher than at the end of last year’s first quarter; (vii) to open three new MPW stores and seven new Outlet stores, to convert 15 Christopher & Banks (“CB”) and 10 CJ Banks (“CJ”) stores to 15 Missy, Petite, Women (“MPW”) stores, and convert 70 CB stores to 70 new MPW stores by adding CJ product; and (viii) to operate, on average, 518 stores, as compared to 551 stores, on average, during last year’s first quarter; and for the 2015 fiscal year, the Company expects (ix) sales to be between $422.0 million and $432.0 million; (x) gross margin to be between 30 and 80 basis points higher than fiscal 2014; (xi) SG&A to be between $132.5 and $135.5 million; (xii) depreciation and amortization to be between $13.0 and $13.5 million; (xii) capital expenditures to be approximately $33.0 million to $35.0 million; (xiii) a tax rate of approximately 40%; (xiv) the average store count to be down approximately 3.1% and related average square footage for the year to be up approximately 0.6%, as compared to fiscal 2014; and (xv) to end the fiscal year with a total square footage increase of approximately 5.0%, as compared to the end of fiscal 2014.  These statements are based on management’s current expectations and are subject to a number of uncertainties and risks, as well as assumptions that, if they do not fully materialize or prove incorrect, could cause our actual results to differ materially from those expressed or implied by the forward-looking statements.  Important factors that could cause actual results to differ materially from estimates or projections contained in the forward-looking statements include, but are not limited to:  (i) the inherent difficulty in forecasting consumer buying and retail traffic patterns which may be affected by factors beyond our control, such as a weakness in overall consumer demand; adverse weather, economic or political conditions; and shifts in consumer tastes or spending habits that result in reduced sales or gross margins; (ii) lack of acceptance of the Company’s fashions, including its seasonal fashions; (iii) the ability of the Company’s infrastructure and systems to adequately support our operations; (iv) the effectiveness of the Company’s brand awareness, marketing programs and efforts to enhance the in-store experience; (v) the possibility that, because of poor customer response to our merchandise, management may determine it is necessary to sell merchandise at lower than expected margins or at a loss; (vi) the failure to successfully implement the Company’s strategic and tactical plans; (vii) general economic conditions could lead to a reduction in store traffic and in consumer spending on women’s apparel; (viii) fluctuations in the levels of the Company’s sales, expenses or earnings; and (ix) risks associated with the performance and operations of the Company’s Internet operations.

Readers are cautioned not to place undue reliance on these forward-looking statements which are based on current expectations and speak only as of the date of this release.  The Company does not assume any obligation to update or revise any forward-looking statement at any time for any reason.

Certain other factors that may cause actual results to differ from such forward-looking statements are included in the Company’s periodic reports filed with the Securities and Exchange Commission and available on the Company’s website under “For Investors” and you are urged to carefully consider all such factors.

# # #

CHRISTOPHER & BANKS CORPORATION

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(in thousands, except per share data)

	Thirteen Weeks Ended		Fifty-two Weeks Ended
	January 31,	February 1,	January 31,	February 1,
	2015	2014	2015	2014

Net sales	$97,975	$104,925	$418,584	$435,754

Costs and expenses:
Merchandise, buying and occupancy	69,457	70,832	270,790	284,723
Selling, general and administrative	31,412	31,370	126,377	128,847
Depreciation and amortization	3,005	3,241	11,786	13,168
Impairment of store assets	72	—	216	140
Total costs and expenses	103,946	105,443	409,169	426,878

Operating (loss) income	(5,971)	(518)	9,415	8,876

Other expense	(41)	(45)	(191)	(191)

(Loss) income before income taxes	(6,012)	(563)	9,224	8,685

Income tax benefit	(38,176)	(277)	(37,902)	(5)

Net income (loss)	$32,164	$(286)	$47,126	$8,690

Basic income (loss) per share:

Net income (loss)	$0.87	$(0.01)	$1.28	$0.24

Basic shares outstanding	36,837	36,263	36,819	36,246

Diluted income (loss) per share:

Net income (loss)	$0.86	$(0.01)	$1.24	$0.23

Diluted shares outstanding	37,524	37,275	37,753	37,144

CHRISTOPHER & BANKS CORPORATION

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	January 31,	February 1,
	2015	2014
ASSETS
Current assets:
Cash and cash equivalents	$37,245	$41,074
Short-term investments	13,293	12,982
Merchandise inventories	45,318	44,877
Deferred income taxes	3,550	—
Other current assets	11,545	10,146
Total current assets	110,951	109,079

Property, equipment and improvements, net	45,107	36,458

Other assets:
Long-term investments	4,752	3,143
Deferred income taxes	34,388	—
Other assets	839	298
Total other assets	39,979	3,441

Total assets	$196,037	$148,978

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$18,411	$23,198
Accrued salaries, wages and related expenses	2,957	6,322
Other accrued liabilities	23,988	23,748
Total current liabilities	45,356	53,268

Non-current liabilities:
Deferred lease incentives	7,110	4,773
Deferred rent obligations	6,390	2,860
Other non-current liabilities	1,292	1,140
Total non-current liabilities	14,792	8,773

Stockholders' equity:
Common stock	466	461
Additional paid-in capital	124,242	122,416
Retained earnings	123,894	76,768
Common stock held in treasury	(112,711)	(112,711)
Accumulated other comprehensive (loss) income	(2)	3
Total stockholders' equity	135,889	86,937

Total liabilities and stockholders' equity	$196,037	$148,978

CHRISTOPHER & BANKS CORPORATION

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Fifty-two Weeks Ended
	January 31,	February 1,
	2015	2014
Cash flows from operating activities:
Net income	$47,126	$8,690
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	11,786	13,168
Deferred income taxes, net	(37,938)	—
Impairment of store assets	216	140
Amortization of discount on investments	47	56
Amortization of financing costs	68	73
Deferred lease-related liabilities	6,473	(1,819)
Stock-based compensation expense	2,318	2,776
Loss on disposal of assets	56	9
Loss on investments, net	1	—
Changes in operating assets and liabilities:
(Increase) decrease in accounts receivable	(1,572)	1,202
Increase in merchandise inventories	(441)	(2,173)
Decrease (increase) in prepaid expenses and other assets	198	(555)
(Increase) decrease in income taxes receivable	(535)	95
(Decrease) increase in accounts payable	(5,119)	612
(Decrease) increase in accrued liabilities	(3,826)	3,240
Increase (decrease) in other liabilities	143	(460)
Net cash provided by operating activities	19,001	25,054

Cash flows from investing activities:
Purchases of property, equipment and improvements	(20,270)	(8,544)
Purchases of available-for-sale investments	(18,480)	(24,484)
Redemptions of available-for-sale investments	16,506	8,306
Net cash used in investing activities	(22,244)	(24,722)

Cash flows from financing activities:
Shares redeemed for payroll taxes	(1,486)	(211)
Exercise of stock options	999	214
Payment of deferred financing costs	(99)	—
Net cash (used in) provided by financing activities	(586)	3

Net (decrease) increase in cash and cash equivalents	(3,829)	335
Cash and cash equivalents at beginning of period	41,074	40,739
Cash and cash equivalents at end of period	$37,245	$41,074

Supplemental cash flow information:
Interest paid	$259	$253
Income taxes paid	$487	$215
Accrued purchases of equipment and improvements	$332	$304
Shares surrendered for stock option cost	$1,715	$—